Exhibit (a)(1)(iv)

OFFER TO EXCHANGE

any and all of its

6% Senior Convertible Notes due 2006

(“Old Notes”)

CUSIP No. 266597AA1

CUSIP No. 266597AB9

Common Code 015754486

for

6% Senior Convertible Notes due 2010

(“New Notes”)

CUSIP No. 26152HAA1/Common Code 025817087

The exchange offer and withdrawal rights will expire at 5:00 p.m. New York City time, on July 17, 2006, unless extended by DRDGOLD, Limited.

June 16, 2006

To Our Clients:

DRDGOLD Limited (“DRDGOLD”) is offering to exchange (the “Exchange Offer”) $1,000 principal amount of its 6% Senior Convertible Notes due 2010 (the “New Notes”) for each $1,000 principal amount of validly tendered and accepted 6% Senior Convertible Notes due 2006 of DRDGOLD (the “Old Notes”).

The exchange offer is made on the terms and is subject to the conditions set forth in the offering memorandum of DRDGOLD, dated June 16, 2006 (as may be amended or supplemented from time to time, the “Offering Memorandum”) and the accompanying Letter of Transmittal.

The enclosed Offering Memorandum is being forwarded to you as the beneficial owner of Old Notes held by us for your account but not registered in your name. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us for your account. A tender of any Old Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Notes pursuant to the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all Old Notes held by us for your account. If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing, and returning to us the instruction form that appears below.

YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER OLD NOTES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON JULY 17, 2006.

INSTRUCTIONS

The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to DRDGOLD’s Exchange Offer with respect to the Old Notes.

This will instruct you to tender the specified principal amount of Old Notes indicated below held by you for the account of the undersigned pursuant to the terms and conditions set forth in the Offering Memorandum and the related Letter of Transmittal.

6% Senior Convertible Notes due 2006

o	Old Notes: CUSIP No. 266597AA1
	Tender $	(principal amount)*
o	Old Notes: CUSIP No. 266597AB9
	Tender $	(principal amount)*
o	Old Notes: Common Code 015754486
	Tender $	(principal amount)*
o	Please do not tender any Old Notes held by you for any account.

Dated:	, 2006

Signature(s):	__________________________________________________

Print name(s) here:	__________________________________________________

Print Address(es):	__________________________________________________
__________________________________________________
__________________________________________________

Area Code and Telephone Number(s):	__________________________________________________

Tax Identification or Social Security Number(s):	__________________________________________________

My account number with you:	__________________________________________________

*Must be in denominations of $1,000 principal amount or any integral multiple thereof.